Exhibit 99.1

First Amendment To Rights Agreement

This First Amendment to Rights Agreement is entered into as of October 8, 2001 by and among SangStat Medical Corporation, a Delaware corporation ("SangStat"), Fleet National Bank (f/k/a The First National Bank of Boston) ("Fleet" or the "Rights Agent") and Equiserve Trust Company, N.A. ("Equiserve").

Whereas, SangStat and Fleet entered into the Rights Agreement, dated as of August 14, 1995 (the "Rights Agreement"), specifying Fleet as the rights agent to the Rights Agreement and specifying the terms of the Rights (as defined therein);

Whereas, on September 19, 2001, the Board of Directors of SangStat approved the appointment of Equiserve as the rights agent to the Rights Agreement, in place of Fleet, in accordance with the terms of the Rights Agreement;

Whereas, SangStat and the Rights Agent desire to amend the Rights Agreement to appoint Equiserve as the rights agent to the Rights Agreement;

Whereas, SangStat and the Rights Agent desire to further amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

Now, Therefore, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, and effective as of the date hereof, the parties hereby agree as follows:

1. Section 1(d) is hereby amended by deleting such subsection in its entirety and substituting the following section in its place:

"'Business Day' shall mean any day other than a Saturday a Sunday, or a day on which banking institutions in the State of Massachusetts or the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close."

2. Section 1(f) is hereby amended by deleting such subsection in its entirety and substituting the following section in its place:

"'Close of Business' on any given date shall mean 5:00 P.M., Massachusetts time, on such date; provided, however, that if such a date is not a Business Day, it shall mean 5:00 P.M., Massachusetts time, on the next succeeding Business Day."

3. Section 1(i) is hereby amended by deleting such subsection in its entirety and substituting the following section in its place:

"'Continuing Director' shall mean any person who is a member of the Board of Directors of the Company."

4. Section 2 is hereby amended by deleting such section in its entirety and substituting the following section in its place:

"Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent."

5. Section 21 is hereby amended by deleting such section in its entirety and substituting the following section in its place:

"Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred shares by registered or certified mail and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or trust company organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has individually or combined with an affiliate at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million dollars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be."

6. Section 26 is hereby amended as follows:

(a) The address of the Company contained in the notice provision of Section 26 shall be amended by deleting the address in its entirety and substituting the following in its place:

SangStat Medical Corporation
6300 Dumbarton Circle
Fremont, CA 94555
Attention: General Counsel

(b) The address of the Rights Agent contained in the notice provision of Section 26 shall be amended by deleting the address in its entirety and substituting the following in its place:

Equiserve Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
Attention: Client Administration

7. Sangstat hereby appoints Equiserve to act as the rights agent to the Rights Agreement, in accordance with the terms and conditions of the Rights Agreement as herein amended, and Equiserve hereby accepts such appointment.

8. Except as expressly amended herein, all other terms and conditions of the Rights Agreement and all schedules or exhibits thereto shall remain in full force and effect.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

SANGSTAT MEDICAL CORPORATION By: /s/ Stephen G. Dance Name: Stephen G. Dance Title: Senior Vice President, Finance

FLEET NATIONAL BANK By: /s/ Carol Mulvey-Eori Name: Carol Mulvey-Eori Title: Managing Director
EQUISERVE TRUST COMPANY, N.A. By: /s/ Carol Mulvey-Eori Name: Carol Mulvey-Eori Title: Managing Director